SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 11, 2011

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Otter Tail Corporation (the Company) held its Annual Shareholder Meeting on April 11, 2011.  A total of 36,002,739 shares of the Company’s common stock were entitled to vote as of February 15, 2011 the record date of which 30,168,274 were voted in person or by proxy at the Annual Meeting.  The matters voted upon and approved by the Company’s shareholders were:

(1)	the election of three members to the Board of Directors;

(2)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011;

(3)	the advisory vote approving the compensation provided to executive officers; and

(4)	the advisory vote on interval for the advisory vote on executive compensation.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
John D. Erickson	19,181,305	1,070,212	9,916,757
Nathan I. Partain	19,000,909	1,250,608	9,916,757
James B. Stake	19,512,406	739,111	9,916,757

All three directors were re-elected to serve three year terms expiring at the time of the 2014 Annual Shareholder Meeting.

Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,189,769	720,367	258,138	-

Advisory Vote Approving the Compensation Provided to Executive Officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,001,537	1,603,663	1,646,317	9,916,757

Advisory Vote on Interval for the Advisory Vote on Executive Compensation:

Three Years	Two Years	One Year
Votes For	Votes For	Votes For	Votes Abstained	Broker Non-Votes
9,584,252	701,271	8,332,450	1,633,544	9,916,757

The Board of Directors has discussed these results and presently intends to hold a non-binding advisory vote on the executive compensation of its named executive officers every three years consistent with this year’s shareholder vote.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 15, 2011
	By	/s/ George A. Koeck
George A. Koeck
General Counsel & Corporate Secretary